ACTION PERFORMANCE ANNOUNCES ADDITION OF HERBERT M. BAUM
TO MANAGEMENT TEAM
PHOENIX — August 1, 2005 — Action Performance Companies, Inc. (NYSE:ATN — News), the leader in the design, marketing, promotion, and distribution of licensed motorsports merchandise, today announced that Herbert M. Baum has been appointed the Executive Chairman of the Company. He will also remain on the Board of Directors. Company founder Fred Wagenhals will remain Chairman of the Board and Chief Executive Officer of the Company.
From August 2000 to May 2005, Herb Baum served as Chairman, President and Chief Executive Officer of the Dial Corporation, which develops and markets a diversified line of consumer products under various major brand names. Mr. Baum’s previous experience includes President and Chief Operating Officer of Hasbro Inc., a multi-billion dollar designer and manufacturer of toys, games and interactive software, Chairman and Chief Executive Officer of Quaker State Corporation and President of Campbell Soup Company-North and South America. Mr. Baum serves on the boards of directors of America West Holdings Corporation, Meredith Corporation, Playtex Products, Inc. and Pepsi Americas, Inc., all public companies.
Mr. Wagenhals, Chairman and Chief Executive Officer states: “I am pleased to have Herb take a leading role with the Company’s management team. We are anxious to tap into his expertise regarding our financial goals, present a stronger face on Wall Street, changing our distribution model, revitalize our products lines, and assist in our operations and strategic alternatives.”
Mr. Baum stated: “Fred has been the driving force behind motorsports licensing, and I look forward to working with him and his entire management team to best utilize the significant licensing assets he has acquired for Action. I intend to support the “new fresh look” that management has put in place to maximize Action’s assets and shareholder value.”
Mr. Baum will remain on Action’s Board of Directors, where he has served since 2000 and, most recently, as the Lead Director. However, Roy Herberger, an independent director since 2002, will take over Mr. Baum’s role as the Board’s Lead Director. Mr. Baum has also stepped down from the compensation committee and the nominating/corporate governance committee. Director Anne Mariucci will chair the compensation committee.
A conference call regarding third quarter earnings will be held at 5:00 p.m. (EDT) on August 2, 2005 and will be broadcast live over the internet.
The conference call will be hosted by Herbert M. Baum, Executive Chairman and Fred Wagenhals, Founder, Chairman and CEO , followed by a question and answer session. Interested investors and other parties may listen to the simultaneous webcast of the conference call by logging onto the Company’s website at http://www.action-performance.com.
During the conference call it is possible that the Company may make public disclosure of material nonpublic information as well as forward-looking statements regarding the Company’s business, operations and financial condition.
A replay of the conference call will be available through midnight (EDT) August 9, 2005, by dialing (888) 203-1112, or (719) 457-0820 for international participants. The pass code is 2422905. The reply also will be available at http://www.action-performance.com for thirty days following the call.
About Action Performance Companies:
Action Performance Companies Inc. (NYSE: ATN) is the leader in the design, promotion, marketing and distribution of licensed motorsports merchandise. The Company’s products include a broad range of motorsports-related die-cast replica collectibles, apparel, souvenirs and other sports-inspired memorabilia. Action Performance markets and distributes products through a variety of channels including the Action Racing Collectables network of wholesale distributors, the Racing Collectables Club of America, QVC, goracing.com, trackside at racing events, direct corporate promotions, mass retail and department stores, specialty dealers and select online retailers. For more information about Action Performance and its many subsidiaries, please visit the company’s corporate Web site at www.action-performance.com.
This press release contains forward-looking statements, including statements regarding our goal to return to profitability and our future strategy regarding operating product lines and distribution channels. The Company’s actual results could differ materially from those set forth in these forward-looking statements. Factors that might cause such differences include, among others, the ability of the Company to successfully execute its business plan and integrate new management, competitive pressures, acceptance of the Company’s products and services in the marketplace, the success of new marketing programs, the Company’s ability to successfully execute its agreements with other parties, general economic conditions, and other risks discussed in the Company’s Form 10-K, dated September 30, 2004, under the caption “Business-Risk Factors” and in Exhibit 99.1 to the Company’s Form 10-Q dated March 31, 2005, each of which is on file with the U.S. Securities and Exchange Commission.
NOTE: For more information, including images related to this news release, please visit http://media.gm.com.
CONTACTS:
David Riddiford, Chief Financial Officer
Action Performance Companies, Inc.
Phone:(602) 337-3999
E-mail: driddiford@Action-Performance.com